Schedule A

Pursuant to paragraph 3 of this Agreement, each class will pay a management fee at the annual rate set forth in the table below of the average daily net assets of the class (computed in the manner set forth in the Trust’s Trust Instrument) throughout the month.  “Years to Target Retirement Date” will be determined on the first day of the Fund’s then-current fiscal year and the corresponding annual rate will apply through the last day of that fiscal year.

Years to Target Retirement Date	Retail Class Annualized Rate (bp)	Class K Annualized Rate (bp)	Class K6 Annualized Rate (bp)
43	68.0	64.3	64.3
42	68.0	64.3	64.3
41	68.0	64.3	64.3
40	68.0	64.3	64.3
39	68.0	64.3	64.3
38	68.0	64.3	64.3
37	68.0	64.3	64.3
36	68.0	64.3	64.3
35	68.0	64.3	64.3
34	68.0	64.3	64.3
33	68.0	64.3	64.3
32	68.0	64.3	64.3
31	68.0	64.3	64.3
30	68.0	64.3	64.3
29	68.0	64.3	64.3
28	68.0	64.3	64.3
27	68.0	64.3	64.3
26	68.0	64.3	64.3
25	68.0	64.3	64.3
24	68.0	64.3	64.3
23	68.0	64.3	64.3
22	68.0	64.3	64.3
21	68.0	64.3	64.3
20	68.0	64.3	64.3
19	68.0	64.3	64.3
18	68.0	64.3	64.3
17	67.0	63.6	63.6
16	67.0	62.9	62.9
15	66.0	62.2	62.2
14	66.0	61.5	61.5
13	65.0	60.8	60.8
12	65.0	60.1	60.1
11	64.0	59.4	59.4
10	64.0	58.7	58.7
9	63.0	58.0	58.0
8	63.0	57.3	57.3
7	62.0	56.6	56.6
6	62.0	55.9	55.9
5	61.0	55.2	55.2
4	61.0	54.5	54.5
3	60.0	53.8	53.8
2	60.0	53.1	53.1
1	59.0	52.4	52.4
0	59.0	51.7	51.7
(1)	58.0	51.0	51.0
(2)	57.0	50.3	50.3
(3)	56.0	49.6	49.6
(4)	55.0	48.9	48.9
(5)	55.0	48.2	48.2
(6)	54.0	47.5	47.5
(7)	53.0	46.8	46.8
(8)	52.0	46.1	46.1
(9)	51.0	45.4	45.4
(10)	50.0	44.8	44.8
(11)	49.0	44.1	44.1
(12)	48.0	43.5	43.5
(13)	47.0	42.8	42.8
(14)	46.0	42.2	42.2
(15)	46.0	41.5	41.5
Thereafter (including investments in Fidelity Freedom Income Fund)	46.0	41.5	41.5
Effective Date	June 1, 2025	January 1, 2020	January 1, 2020

FIDELITY ABERDEEN STREET TRUST on behalf of Fidelity Freedom 2060 Fund

By	/s/ Laura M. Del Prato
Laura M. Del Prato
President and Treasurer

FIDELITY MANAGEMENT & RESEARCH COMPANY LLC

By	/s/ Christopher J. Rimmer
Christopher J. Rimmer
Treasurer

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